Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces Second Quarter 2018 Results

Second Quarter 2018 Highlights:

- Total Comparable Sales (1.1%)

- Digital commerce increases 36.9%

- Repurchases $29.9 million face value of convertible debt

- GAAP earnings per share (EPS) from continuing operations of $0.22. Adjusted EPS from continuing operations of $0.31

SECAUCUS, N.J., August 8, 2018 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended June 30, 2018. Total net sales in the second quarter were $293.1 million compared to $296.4 million in the same period of the prior year.
Reported fully diluted earnings per share (EPS) were $0.30 in second quarter 2018, compared to a loss per share of $6.73 in second quarter 2017. Reported EPS from continuing operations in second quarter 2018 was $0.22, compared to a loss per share from continuing operations of $6.30 in the same period of the prior year. Results in second quarter 2018 include a $3.7 million pre-tax gain on the extinguishment of debt, a $3.6 million pre-tax charge related to assortment optimization as well as net pre-tax expenses of approximately $2.9 million associated with management realignment, other professional fees and the closure of the New Jersey distribution center. Second quarter 2017 results included goodwill and store impairment expenses totaling $168.1 million. Excluding these adjustments, EPS from continuing operations was $0.31 in second quarter 2018 flat with second quarter 2017. (Refer to Table 4 at the end of this press release for a reconciliation.)
Commenting on the Company’s financial performance, Bill Wafford, Chief Financial Officer said, “The Company delivered improved financial results primarily attributable to growth from digital commerce and better gross margins. Additionally, the excess cash flow generated in the quarter, coupled with a draw down on our line of credit, enabled us to opportunistically repurchase $30 million face value of our convertible debt due December 2020 at a discount to par value. To date, we have repurchased $75 million face value of our convertible debt, further improving our financial position.”
Alex Smith, Chairman of the Vitamin Shoppe stated, “Our focus on retail fundamentals is starting to deliver improved performance. In the second quarter we saw improvement across all key metrics including: comp sales, customer acquisition and product margin. Additionally, as we announced on July 23rd, Sharon Leite will be our new CEO. I am delighted to have a leader of Sharon’s caliber to spearhead the ongoing turnaround and future growth, building on the recent good work of the organization.”

Second Quarter 2018 Results
Total sales of $293.1 million in the quarter were 1.1% lower than the same period of the prior year. Total comparable sales were down 1.1% in the quarter. As the Company continues to advance its omni-channel initiative, digital comparable net sales, which includes vs.com and Auto Delivery, increased 36.9% in the quarter. The Company opened one store in the quarter and closed two.
Cost of goods sold, which includes product, distribution and store occupancy costs, were essentially flat with second quarter 2017 at $199 million for the three months ended June 30, 2018. During the quarter, the Company recorded a $3.6 million expense for assortment optimization and $0.1 million in net expenses related to the closure of the New Jersey distribution center.
Gross profit of $94.2 million was 3.2% or $3.1 million lower than $97.3 million reported in second quarter 2017. Reported gross profit as a percentage of net sales was 32.2% in second quarter 2018, compared to 32.8% in the same period of 2017. Excluding the special items mentioned above, gross profit was $97.9 million in second quarter 2018 and the adjusted gross profit as a percentage of sales was 33.4% up 60 basis points compared to 32.8% in second quarter 2017. The second quarter 2018 year-over-year increase was primarily due to improvements in margin from more favorable pricing and promotions and lower costs through vendor partnerships. This was partially offset by deleverage in supply chain and occupancy. (Refer to Table 4 at the end of this press release for a reconciliation.)
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $88.9 million for the quarter ended June 30, 2018, compared with $81.6 million for the quarter ended July 1, 2017. SG&A as a percent of revenue was 30.3% in second quarter 2018 and 27.5% in second quarter 2017. On an adjusted basis, SG&A as a percentage of sales was 29.3% compared to 27.5% in second quarter 2017. This increase is primarily the result of deleverage in store payroll and store operating costs as well as increased health care costs.
Operating income in second quarter 2018 of $5.2 million compared to operating loss of $152.4 million in the same period of the prior year. Second quarter 2017 included goodwill and store impairment charges of $168.1 million. Adjusted for the items noted in Table 4 for both second quarters 2018 and 2017, the operating income was $11.7 million in second quarter 2018 compared with an adjusted $15.7 million in second quarter 2017. The adjusted operating margin was 4.0% in second quarter 2018 compared with 5.3% in the same period of the prior year. (Refer to Table 4 at the end of this press release for a reconciliation.)
During the quarter, the Company reported a pre-tax gain of $3.7 million on the extinguishment of debt related to the repurchase of convertible debt.
Reported net income was $7.2 million for second quarter 2018 compared to net loss of $156.4 million in the same period of the prior year. Net income from continuing operations was $5.3 million compared to a net loss from continuing operations of $146.4 million in second quarter 2017.
Reported EPS was $0.30 in second quarter 2018, compared to a loss per share of $6.73 in second quarter 2017. Earnings per share from continuing operations were $0.22 in second quarter 2018 compared to a loss per share from continuing operations of $6.30 in second quarter 2017. Continuing earnings per share on an adjusted basis in second quarter 2018 (for the items described in Table 4), was $0.31 flat with adjusted continuing earnings per share in second quarter 2017.
Balance Sheet and Cash Flow
Cash and equivalents at June 30, 2018 were $1.9 million. During the quarter, the Company repurchased $29.9 million face value of convertible notes due December 2020 at a discounted price of $23.1 million, resulting in a $3.7 million pre-tax gain from the early extinguishment of debt. At quarter end, the

Company had $3.0 million borrowed on its revolving line of credit and a convertible notes liability with a total face value of $68.4 million.
Capital expenditures were $9.0 million in the quarter with funds primarily expended on IT and other digital investments.
Recent News
On July 23, 2018 the Company announced the appointment of Sharon Leite as Chief Executive Officer effective August 27, 2018. Ms. Leite will be joining The Vitamin Shoppe from Godiva Chocolatier where she was President North America since October 2017. Prior to that, Ms. Leite was the President of Sally Beauty, US and Canada, an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Ms. Leite spent close to a decade at Pier 1 Imports with her last position in 2016 as Executive Vice President of Sales, Customer Experience, & Real Estate. Earlier in her career, Ms. Leite held various executive leadership roles at Bath and Body Works as well as various sales and operations positions with other prominent retailers including Gap, Inc., The Walt Disney Company and Express.
2018 Outlook
The Company is providing guidance around the key levers that drive the business. The adjusted figures are consistent with prior guidance. Specifically:

•	Full year comparable sales of negative low to mid single digits.

•
Reported full year gross margin rate of 30.0% to 30.5%. This includes charges associated with assortment optimization and North Bergen closure this year. Excluding those charges, full year gross margin rate of 30.5% - 31.0%. The Company expects improved product margins offset by higher delivery costs and fixed cost deleverage. (See GAAP reconciliation in Table 5.)

•
Reported full year SG&A expense of $343 million to $348 million including charges shown in Table 4. Excluding those charges, SG&A expenses between $340 million and $345 million. (See GAAP reconciliation in Table 5.)

•	Combined Federal, State and Local tax rate of 28%. This excludes discrete items estimated at $0.5 million to $1 million.

•	Full year capital expenditures of approximately $30 million, and includes the opening of two new stores.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Table 4.

Webcast
Management will host a conference call to discuss the second quarter 2018 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on August 8, 2018 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 5321835. The telephonic replay will be available until 11:59 p.m. ET on August 15, 2018. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$293,103	$296,420	$589,067	$602,192
Cost of goods sold	198,867	199,099	401,720	405,889
Gross profit	94,236	97,321	187,347	196,303
Selling, general and administrative expenses	88,918	81,604	177,516	161,745
Goodwill and store fixed-assets impairment charges	131	168,090	833	168,090
Income (loss) from operations	5,187	(152,373)	8,998	(133,532)
Gain on extinguishment of debt	3,727	—	16,229	—
Interest expense, net	1,699	2,374	4,140	4,786
Income (loss) before provision (benefit) for income taxes	7,215	(154,747)	21,087	(138,318)
Provision (benefit) for income taxes	1,932	(8,331)	6,147	(1,797)
Net income (loss) from continuing operations	5,283	(146,416)	14,940	(136,521)
Net gain (loss) from discontinued operations, net of tax	1,897	(10,003)	(11,619)	(11,902)
Net income (loss)	$7,180	$(156,419)	$3,321	$(148,423)

Weighted average common shares outstanding
Basic	23,593,876	23,231,453	23,444,052	23,029,849
Diluted	23,774,548	23,231,453	23,570,976	23,029,849

Net income (loss) from continuing operations per common share
Basic	$0.22	$(6.30)	$0.64	$(5.93)
Diluted	$0.22	$(6.30)	$0.63	$(5.93)

Net income (loss) from discontinued operations per common share
Basic	$0.08	$(0.43)	$(0.50)	$(0.52)
Diluted	$0.08	$(0.43)	$(0.49)	$(0.52)

Net income (loss) per common share
Basic	$0.30	$(6.73)	$0.14	$(6.44)
Diluted	$0.30	$(6.73)	$0.14	$(6.44)

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Decrease in total comparable net sales	(1.1)%	(8.3)%	(2.4)%	(7.3)%
Decrease in comparable store net sales	(5.1)%	(7.6)%	(5.8)%	(6.7)%
Increase (Decrease) in digital comparable net sales	36.9%	(14.6)%	28.3%	(12.2)%

Gross profit from continuing operations as a percent of net sales	32.2%	32.8%	31.8%	32.6%
Income (Loss) from continuing operations as a percent of net sales	1.8%	(51.4)%	1.5%	(22.2)%

Capital Expenditures	$8,983	$18,240	$15,705	$28,378
Depreciation and Amortization	$10,251	$8,011	$21,498	$15,839

Store Data:
Stores open at beginning of period	783	780	785	775
Stores opened	1	3	1	9
Stores closed	(2)	—	(4)	(1)
Stores open at end of period	782	783	782	783

Total retail square footage at end of period (in thousands)	2,725	2,731	2,725	2,731

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,910	$1,947
Inventories	202,163	218,087
Prepaid expenses and other current assets	37,924	39,473
Current assets held for sale	—	22,625
Total current assets	241,997	282,132
Property and equipment, net of accumulated depreciation and amortization of $334,637 and $334,082 in 2018 and 2017, respectively	137,256	141,520
Other intangibles, net	11,045	11,040
Deferred taxes	27,142	37,278
Other long-term assets	2,560	2,572
Noncurrent assets held for sale	—	16,891
Total assets	$420,000	$491,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$3,000	$12,000
Accounts payable	52,078	46,921
Accrued expenses and other current liabilities	68,678	62,645
Current liabilities held for sale	—	5,337
Total current liabilities	123,756	126,903
Convertible notes, net	61,544	126,415
Deferred rent	39,409	40,832
Other long-term liabilities	1,684	1,916

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at June 30, 2018 and December 30, 2017	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,273,510 shares issued and 24,019,510 shares outstanding at June 30, 2018, and 24,220,509 shares issued and 24,021,948 shares outstanding at December 30, 2017	243	242
Additional paid-in capital	83,985	88,823
Treasury stock, at cost; 254,000 shares at June 30, 2018 and 198,561 shares at December 30, 2017	(7,254)	(7,010)
Retained earnings	116,633	113,312
Total stockholders’ equity	193,607	195,367
Total liabilities and stockholders' equity	$420,000	$491,433

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Goodwill and Store Fixed-Assets Impairment	Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Charges	Income (Loss)	Income (Loss)	EPS

Three months ended June 30, 2018:
As Reported	$94.2	$88.9	$0.1	$5.2	$5.3	$0.22
Gain on extinguishment of debt (1)	—	—	—	—	(2.7)	(0.11)
Inventory charge (2)	3.6	—	—	3.6	2.6	0.11
Management realignment charges (3)	—	(1.8)	—	1.8	1.3	0.06
Shareholder settlement (4)	—	(0.7)	—	0.7	0.5	0.02
Closing of distribution center (5)	0.1	(0.4)	—	0.4	0.3	0.01
As Adjusted	$97.9	$86.0	$0.1	$11.7	$7.3	$0.31

Three months ended July 1, 2017:
As Reported	$97.3	$81.6	$168.1	$(152.4)	$(146.4)	$(6.30)
Goodwill impairment (6)	—	—	(164.3)	164.3	151.3	6.51
Store impairment charges (7)	—	—	(3.8)	3.8	2.3	0.10
As Adjusted	$97.3	$81.6	$—	$15.7	$7.2	$0.31

Six months ended June 30, 2018:
As Reported	$187.3	$177.5	$0.8	$9.0	$14.9	$0.63
Gain on extinguishment of debt (1)	—	—	—	—	(11.8)	(0.50)
Inventory charge (2)	3.6	—	—	3.6	2.6	0.11
Management realignment charges (3)	—	(1.8)	—	1.8	1.3	0.06
Shareholder settlement (4)	—	(0.7)	—	0.7	0.5	0.02
Closing of distribution center (5)	1.8	(0.9)	—	2.7	2.0	0.08
As Adjusted	$192.7	$174.1	$0.8	$17.8	$9.5	$0.40

Six months ended July 1, 2017:
As Reported	$196.3	$161.7	$168.1	$(133.5)	$(136.5)	$(5.93)
Goodwill impairment (6)	—	—	(164.3)	164.3	151.3	6.57
Store impairment charges (7)	—	—	(3.8)	3.8	2.3	0.10
As Adjusted	$196.3	$161.7	$—	$34.6	$17.1	$0.74

(1) Gain recognized on the repurchases of a portion of Convertible Notes, net of tax.
(2) Inventory charge resulting from an evaluation to optimize the Company's product assortment.
(3) Costs related to management turnover, including severance charges, recruitment costs and related professional fees.
(4) Professional fees incurred related to shareholder settlement.
(5) Costs related to the closing of the North Bergen, New Jersey distribution center.
(6) Impairment charge on the goodwill of the retail segment.
(7) Impairment charges on the fixed assets of retail locations still in use in the Company's operations.

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED 2018 GUIDANCE
(Unaudited)

Dollars in millions
Figures may not sum due to rounding
Fiscal Year Ending December 29, 2018 (Projected)

Gross Margin Rate - GAAP basis	30.0% to 30.5%
Inventory charge	0.3%
Closing of distribution center	0.2%
Gross Margin Rate - Adjusted basis	30.5% to 31.0%

SG&A - GAAP basis	$343 to $348
Management realignment charges	(2)
Shareholder settlement	(1)
Closing of distribution center	(1)
SG&A - Adjusted basis	$340 to $345